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        VOID AFTER 5:00 P.M., EASTERN STANDARD TIME ON OCTOBER      , 2003.

                           IMPERIAL INDUSTRIES, INC.

                   COMMON STOCK PURCHASE WARRANT CERTIFICATE
                              TO PURCHASE 150,000
                            SHARES OF COMMON STOCK

Certificate  No. W-
                   ------------
October   , 1998

         This Warrant Certificate certifies that Auerbach, Pollak & Richardson, having an address at 450 Park Avenue, 8th Floor, New York, New York 10022, or registered assigns, is the registered Holder (the "Holder") of 150,000 Common Stock Purchase Warrants (the "Warrants") to purchase shares of the common stock, $.10 par value per share (the "Common Stock") of Imperial Industries, Inc., a Delaware corporation (the "Company").

         The Warrants represented by this Warrant Certificate were issued pursuant to a certain Registration Statement on Form S-4, as amended (File No.
333-      ), filed under the Securities Act of 1933, as amended (the "Act"), as declared effective by the Securities and Exchange Commission (the
"Commission") on September , 1998 (together with the Appendices and Exhibits thereto, and the Proxy Statement/Prospectus included therein, the "Registration Statement") relating to a Special Meeting of the Stockholders of the predecessor of the Company and the related offering by the Company of shares of Common Stock, 8% subordinated debentures (the "Debentures"), and the Warrants.

         1.       EXERCISE OF WARRANT.

                  (A) Each Warrant enables the Holder, subject to the provisions of this Warrant Certificate, to purchase from the Company at any time and from time to time commencing on the date of issuance (the "Initial Exercise Date") through and including 5:00 p.m., Eastern Time on October , 2003 (the "Expiration Date") one (1) fully paid and non-assessable share of Common Stock ("Shares") upon due presentation and surrender of this Warrant Certificate accompanied by payment of the purchase price of $0.38 per Share (the "Exercise Price"). Payment shall be made in lawful money of the United States of America by certified check payable to the Company at its principal office at [insert],


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or at such other office as the Holder shall be notified of pursuant to Section
13(C) hereof. As hereinafter provided, the Exercise Price and number of Shares purchasable upon the exercise of the Warrants are subject to modification or adjustment upon the happening of certain events.

                  (B)      CASHLESS EXERCISE.

                           i.       Determination of Amount.  In lieu of the
payment of the Exercise Price in the manner required by paragraph 1(A) above, the Holder shall have the right (but not the obligation) to pay the Exercise Price for the shares of Common Stock being purchased with this Warrant upon exercise by the surrender to the Company of any exercisable but unexercised portion of this Warrant having a "Value" (as defined below), at the close of trading on the last trading immediately preceding the exercise of this Warrant, equal to the Exercise Price multiplied by the number of shares being purchased upon exercise ("Cashless Exercise Right"). The sum of (a) the number of shares being purchased upon exercise of the non-surrendered portion of this Warrant pursuant to this Cashless Exercise Right and (b) the number of shares underlying the portion of this Placement Agent's Warrant being surrendered, shall not in any event be greater than the total number of shares of Common Stock purchasable upon the complete exercise of this Warrant if the Exercise Price were paid in cash. The "Value" of the portion of the Warrant being surrendered shall equal the remainder derived from subtracting (a) the Exercise Price multiplied by the number of shares underlying the portion of this Warrant being surrendered from (b) the Market Price of the shares multiplied by the number of shares underlying the portion of this Warrant being surrendered. As used herein, the term "Market Price" shall have the meaning set forth in paragraph 8(D) of Section 8 below.

                           ii.      Mechanics of Cashless Exercise.  The
Cashless Exercise Right may be exercised by the Holder on any business day on or after the Initial Exercise Date and not later than the Expiration Date by delivering the Warrant with a duly executed exercise form attached hereto with the cashless exercise section completed to the Company, exercising the Cashless Exercise Right and specifying the total number of shares of Common Stock the Holder will purchase pursuant to such Cashless Exercise Right.

                           iii.     Validity.  The foregoing provisions of this
paragraph 1(B) shall not apply if the securities to be issued upon exercise of the Cashless Exercise Right may not be validly issued under the laws of the jurisdiction of incorporation of the Company.

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                  (C) This Warrant Certificate is exercisable at any time on or after the Initial Exercise Date in whole or in part by the Holder in person or by attorney duly authorized in writing at the principal office of the Company.

                  (D) Warrants may not be exercised by, or Shares issued to, any registered holder in any state in which such exercise would be unlawful.

         2.       EXCHANGE, FRACTIONAL SHARES, TRANSFER.

                  (A) Upon surrender to the Company, this Warrant Certificate may be exchanged for another Warrant Certificate or Warrant Certificates evidencing a like aggregate number of Warrants. If this Warrant Certificate shall be exercised in part, the Holder shall be entitled to receive upon surrender hereof another Warrant Certificate or Warrant Certificates evidencing the number of Warrants not exercised.

                  (B) Anything herein to the contrary notwithstanding, in no event shall the Company be obligated to issue Warrant Certificates evidencing other than a whole number of Warrants or issue certificates evidencing other than a whole number of Shares upon the exercise of this Warrant Certificate; provided, however, that the Company shall pay with respect to any such fraction of a Share an amount of cash based upon the current public market price (or book value, if there shall be no public market price) for Shares purchasable upon exercise hereof. Market price for the purpose of this subparagraph 2(B) shall mean as applicable (i) the closing sale price, for five (5) consecutive trading days (during which the Shares are registered pursuant to the Act), of the Common Stock, as reported by the Nasdaq National or SmallCap Market, as the case may be; or (ii) the last reported sale price, for five (5) consecutive trading days (during which the Shares are registered pursuant to the Act), on the primary exchange on which the Common Stock is traded, if the Common Stock is traded on a national securities exchange; or
(iii) the closing bid price, for five (5) consecutive trading days (during which the Shares are registered pursuant to the Act), in the over-the-counter market as reported by the National Quotation Bureau or similar information provider.

                  (C) The Company may deem and treat the person in whose name this Warrant Certificate is registered as the absolute true and lawful owner hereof for all purposes whatsoever.

         3. RIGHTS OF A HOLDER. No Holder shall be deemed to be the holder of Common Stock or any other securities of the Company

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that may at any time be issuable on the exercise hereof for any purpose nor shall anything contained herein be construed to confer upon the Holder any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof or to give or withhold consent to any corporate action (whether upon any reorganization, issuance of stock, reclassification or conversion of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings or to receive dividends or subscription rights or otherwise until a Warrant shall have been exercised and the Common Stock purchasable upon the exercise thereof shall have become issuable.

         4. REGISTRATION OF TRANSFER. The Company shall maintain books for the transfer and registration of Warrants. Upon the transfer of any Warrants in accordance with the provisions hereof, the Company shall issue and register the Warrants in the names of the new Holder. The Warrants shall be signed manually by the Chairman, Chief Executive Officer, President or any Vice President and the Secretary or Assistant Secretary of the Company. The Company shall transfer, from time to time, any outstanding Warrants upon the books to be maintained by the Company for such purpose upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer. Upon any transfer, a new Warrant Certificate shall be issued to the transferee and the surrendered Warrants shall be canceled by the Company. Warrants may be exchanged at the option of the Holder, when surrendered at the office of the Company, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Shares. Subject to the terms of this Warrant Certificate, upon such surrender and payment of the purchase price at any time after the Initial Exercise Date, the Company shall issue and deliver with all reasonable dispatch to or upon the written order of the Holder of such Warrants and in such name or names as such Holder may designate, a certificate or certificates for the number of full Shares so purchased upon the exercise of such Warrants. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the Holder of record of such Shares as of the date of the surrender of such Warrants and payment of the purchase price; provided, however, that if, at the date of surrender and payment, the transfer books of the Company shall be closed, the certificates for the Shares shall be issuable as of the date on which such books shall be opened and until such date the Company shall be under no duty to deliver any certificate for such Shares; provided, further, however, that such transfer books, unless otherwise required by

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law or by applicable rule of any national securities exchange or interdealer quotation system, shall not be closed at any one time for a period longer than 20 days. The rights of purchase represented by the Warrant shall be exercisable, at the election of the Holder, either as an entirety or from time to time for only part of the Shares at any time on or after the Initial Exercise Date.

         5. STAMP TAX. The Company will pay any documentary stamp taxes attributable to the initial issuance of the Shares issuable upon the exercise of the Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Shares in a name other than that of the Holder in respect of which such Shares are issued, and in such case the Company shall not be required to issue or deliver any certificate for Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid.

         6. DESTROYED, LOST, STOLEN OR MUTILATED CERTIFICATES. In case this Warrant Certificate shall be destroyed, lost, stolen or mutilated, the Company may, in its discretion, issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate of like tenor representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such destruction, loss, theft or mutilation and an indemnity, if requested, also satisfactory to it.

         7. RESERVED SHARES. The Company warrants that there have been reserved, and covenants that at all times in the future it shall keep reserved, out of the authorized and unissued Common Stock, a number of Shares sufficient to provide for the exercise of the rights of purchase represented by this Warrant Certificate. The Company agrees that all Shares issuable upon exercise of the Warrants shall be, at the time of delivery of the certificates for such Shares, validly issued and outstanding, fully paid and non-assessable and that the issuance of such Shares will not give rise to preemptive rights in favor of existing stockholders.

         8. ADJUSTMENTS TO EXERCISE PRICE AND NUMBER OF SECURITIES.

         The Exercise Price in effect at any time and the number and kind of securities purchased upon the exercise of this Warrant

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shall be subject to adjustment from time to time only upon the happening of the following events:

                  (A) In case the Company shall (i) declare a dividend on its Common Stock in Common Stock or make a distribution of Common Stock, (ii) subdivide its outstanding Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its Common Stock other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the number of Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder of this Warrant shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above, had this Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph 8(A) shall become effective immediately after the effective date of such event retroactive to immediately after the record date, if any, for such event.

                  (B) In case the Company shall issue rights, options or warrants to all holders of its Common Stock, without any charge to such holders, entitling them (for a period expiring within 45 days after the record date mentioned below in this paragraph 8(B)) to subscribe for or to purchase Common Stock at a price per share that is lower at the record date mentioned below than the then current market price per share of Common Stock (as defined in paragraph 8(D) below), the number of Shares thereafter purchasable upon exercise of this Warrant shall be determined by multiplying the number of Shares theretofore purchasable upon exercise of this Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the then current market price per shares of Common Stock. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective retroactively to immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

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                  (C) In case the Company shall distribute to all holders of its shares of Common Stock securities other than Common Stock or evidences of its indebtedness or assets (excluding cash dividends payable out of consolidated earnings or retained earnings and dividends or distributions referred to in paragraph 8(A) above) or rights, options or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in paragraph 8(B) above), then in each case the number of Shares thereafter issuable upon the exercise of this Warrant shall be determined by multiplying the number of Shares theretofore issuable upon the exercise of this Warrant, by a fraction, of which the numerator shall be the current market price per shares of Common Stock (as defined in paragraph 8(D) below) on the record date mentioned below in this paragraph 8(C), and of which the denominator shall be the current market price per shares of Common Stock on such record date, less the then fair value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the shares of stock other than Common Stock or assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to immediately after the record date for the determination of stockholders entitled to receive such distribution.

                  (D) For the purpose of any computation under paragraphs 8(B) and 8(C) of this Section 8 and paragraph 1(B) of Section 1, the current market price per share of Common Stock at any date shall be the average of the daily closing prices for fifteen (15) consecutive trading days commencing twenty
(20) trading days before the date of such computation. The closing price for each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in either case on the principal national securities exchange on which the shares are listed or admitted to trading, or if they are not listed or admitted to trading on any national securities exchange, but are traded in the over-the-counter market, the closing sale price of the Common Stock or, in case no sale is publicly reported, the average of the representative closing bid and asked quotations for the Common Stock on the Nasdaq Small Cap Market or any comparable system, or if the shares of Common Stock are not listed on the Nasdaq Small Cap Market or a comparable system, the closing sale price of the

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Common Stock or, in case no sale is publicly reported, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. (the "NASD") selected from time to time by the Company for that purpose.

                  (E) No adjustment in the number of Shares purchasable hereunder or the Exercise Price thereof shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Shares purchasable upon the exercise of this Warrant; provided, however, that any adjustments which by reason of this paragraph 8(E) are not required to be made shall be carried forward and taken into account in any subsequent adjustment, but not later than three years after the happening of the specified event or events. All calculations shall be made to the nearest one thousandth of a share. Anything in this Section 8 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the number of Shares purchasable upon the exercise of this Warrant, in addition to those required by this Section 8, as it in its discretion shall determine to be advisable in order that any dividend or distribution in shares of Common Stock, subdivision, reclassification or combination of shares of Common Stock, issuance of rights, warrants or options to purchase Common Stock, or distribution of shares of stock other than Common Stock, evidences of indebtedness or assets (other than distributions of cash out of consolidated earnings or retained earnings) or convertible or exchangeable securities hereafter made by the Company to the holders of its shares of Common Stock shall not result in any tax to the holders of its Common Stock or securities convertible into Common Stock.

                  (F) Whenever the number of Shares purchasable upon the exercise of this Warrant is adjusted, as herein provided, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares purchasable upon the exercise of this Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Shares so purchasable immediately thereafter.

                  (G) For the purpose of this Section 8, the term "Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the Initial Exercise Date or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from no par value to par value, or from par value to no par value. In the event that at any time, as a

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result of an adjustment made pursuant to paragraph 8(A) above, the Holder shall become entitled to purchase any shares of capital stock of the Company other than Common Stock, thereafter the number of such other shares so purchasable upon exercise of this Warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in paragraphs 8(A) through 8(F), inclusive, and paragraphs 8(H) through 8(M), inclusive, of this Section 8, and the provisions of Sections 1, 2, 7 and 10 with respect to the Shares, shall apply on like terms to any such other shares.

                  (H) Upon the expiration of any rights, options, warrants or conversion rights or exchange privileges granted pursuant to paragraphs 8(B) and 8(C) above, if any thereof shall not have been exercised, the Exercise Price and the number of shares of Common Stock purchasable upon the exercise of this Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it originally been adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion rights or exchange privileges and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all of such rights, options, warrants or conversion rights or exchange privileges whether or not exercised; provided, however, that no such readjustment shall have the effect of increasing the Exercise Price by an amount in excess of the amount of the adjustment initially made in respect to the issuance, sale or grant of such rights, options, warrants or conversion rights or exchange privileges.

                  (I) The Company may, at its option, at any time during the term of this Warrant, reduce the then current Exercise Price to any amount deemed appropriate by the Board of Directors of the Company.

                  (J) Whenever the number of Shares issuable upon the exercise of this Warrant or the Exercise Price of such Shares is adjusted, as herein provided, the Company shall promptly mail by first class mail postage prepaid, to each Holder notice of such adjustment or adjustments. The Company shall retain a firm of independent public accountants (who may be the regular accountants employed by the Company) to make any computation

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required by this Section 8 and shall cause such accountants to prepare a certificate setting forth the number of Shares issuable upon the exercise of this Warrant and the Exercise Price of such Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such certificate shall be conclusive on the correctness of such adjustment and each Holder shall have the right to inspect such certificate during reasonable business hours.

                  (K) Except as provided in this Section 8, no adjustment in respect of any dividends shall be made during the term of this Warrant or upon the exercise of the this Warrant.

                  (L) Notwithstanding any adjustment in the Exercise Price or the number or kind of shares purchasable upon the exercise of this Warrant, certificates for Warrants issued prior or subsequent to such adjustment may continue to express the same price and number and kind of Shares as are initially issuable pursuant to this Agreement.

         9. CONSOLIDATION OR MERGER. The Company covenants and agrees that it will not merge or consolidate with or into or sell or otherwise transfer all or substantially all of its assets to any other corporation or entity unless at the time of or prior to such transaction such other corporation or other entity shall expressly assume all of the liabilities and obligations of the Company under this Warrant and (without limiting the generality of the foregoing) shall expressly agree that the Holder of this Warrant shall thereafter have the right (subject to subsequent adjustment as nearly equivalent as practicable to the adjustments provided for in Paragraph 8 of this Warrant) to receive upon the exercise of this Warrant the number and kind of shares of stock and other securities and property receivable upon such transaction by a Holder of the number and kind of shares which would have been receivable upon the exercise of this Warrant immediately prior to such transaction.

         10. REGISTRATION UNDER THE SECURITIES ACT OF 1933.

         The Company shall advise the Holder or its transferee, whether the Holder holds the Warrant or has exercised the Warrant and holds Shares, by written notice at least four weeks prior to the filing of any registration statement under the Act covering any securities of the Company, for its own account or for the account of others, and will, until five years after the Initial Exercise Date, upon the request of the Holder, register under the Act all or any portion of the Shares. In the event that any

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registration pursuant to this Section 10 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of Shares to be included in such an underwriting may be reduced (pro rata among the requesting Holders of Shares based upon the number of Shares so requested to be registered) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that such number of Shares shall not be reduced if any shares are to be included in such underwriting for the account of any person other than the Company. In either case, the Company agrees to use its best efforts to cause the same to become effective promptly thereafter and to maintain the effectiveness of such registration statement and keep current a prospectus thereunder until the expiration or redemption of this Warrant.

         11. MISCELLANEOUS.

                  (A) LAW TO GOVERN. This Warrant shall be governed by and construed in accordance with the substantive laws of the State of Delaware, without giving effect to conflict of laws principles.

                  (B) ENTIRE AGREEMENT. This Warrant Certificate constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions whether express or implied, oral or written. Neither this Warrant Certificate nor any portion or provision hereof may be changed, waived or amended orally or in any manner other than by an agreement in writing signed by the Holder and the Company.

                  (C) NOTICES. Except as otherwise provided in this Warrant Certificate, all notices, requests, demands and other communications required or permitted under this Warrant Certificate or by law shall be in writing and shall be deemed to have been duly given, made and received only when delivered against receipt or when deposited in the United States mails, certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

                           Company: Imperial Industries, Inc.
                                    [insert]
                                    [insert], Florida [insert]
                                    Attn: Executive Vice President

                           Holder:  At the address shown for the

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                                    Holder in the registration book
                                    maintained by the Company.

                  (D) SEVERABILITY. If any provision of this Warrant Certificate is prohibited by or is unlawful or unenforceable under any applicable law of any jurisdiction, such provision shall, as to such jurisdiction be in effect to the extent of such prohibition without invalidating the remaining provisions hereof; provided, however, that any such prohibition in any jurisdiction shall not invalidate such provision in any other jurisdiction; and provided, further that where the provisions of any such applicable law may be waived, that they hereby are waived by the Company and the Holder to the full extent permitted by law and to the end that this Warrant instrument shall be deemed to be a valid and binding agreement in accordance with its terms.

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                  IN WITNESS WHEREOF, Imperial Industries, Inc. has caused
this Warrant Certificate to be signed by its Executive Vice President and to be dated the day and year first above written.

ATTEST [SEAL]

                                            IMPERIAL INDUSTRIES, INC.

By:___________________________              By:_______________________
   Name:                                       Name:  Howard L. Ehler, Jr.
   Title:  Assistant Secretary                 Title: Executive Vice President

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                                PURCHASE FORM

         The undersigned hereby elects irrevocably to exercise the within Warrant and to purchase _____ shares of Common Stock of IMPERIAL INDUSTRIES, INC. and hereby makes payment of $_________ (at the rate of $0.38 per share) in payment of the Exercise Price pursuant thereto. Please issue the Common Stock as to which this Warrant is exercised in accordance with the instructions given below.

                                      or
                                      --

                  The undersigned hereby elects irrevocably to exercise the within Warrant and to purchase ___________ Shares of Common Stock of IMPERIAL INDUSTRIES, INC. by surrender of the unexercised portion of the within Warrant (with a "Value" of $______________ based on a "Market Price" of $___________).
Please issue the Common Stock in accordance with the instructions given below.

Dated: _________________

Signature: _____________________________
(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

Address:          _______________________________________

                  _______________________________________

                  _______________________________________

                  _______________________________________
                  Social Security or Other Identifying
                  Number of Holder

Signature Guaranteed: ______________________________________

(If Common Stock is to be issued other than to the registered holder of the within Warrant, signature must be guaranteed by a bank, savings and loan association, stockbroker, or credit union with membership in an approved signature guaranty Medallion Program pursuant to Securities Exchange Act Rule 17Ad-15.)

INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name __________________________________________________
               (Print in Block Letters)

Address __________________________________________

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                                  ASSIGNMENT

         (To be executed by the registered holder if such holder desires to transfer the Warrant Certificate.)

FOR VALUE RECEIVED ____________________ here sells, assigns and transfers unto [NAME OF TRANSFEREE] this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint_________________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated: ____________________
Signature: __________________________________

(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

Address:          ___________________________________

                  ___________________________________

                  ___________________________________

                  ___________________________________
                  Social Security or Other Identifying
                  Number of Holder

Signature
Guaranteed:  ___________________________________

(Signature must be guaranteed by a bank savings and loan association, stockbroker, or credit union with membership in an approved signature guaranty Medallion Program pursuant to Securities Exchange Act Rule 17Ad-15.)

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